UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report: February 17, 2004
       Date of earliest event reported: February 2, 2004



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-19294                    51-0265872
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)                  Identification
   incorporation)                                                 Number)



        7733 Forsyth Boulevard
              17th Floor
         St. Louis, Missouri                                    63105
(Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422

Item 2.    Acquisition or Disposition of Assets.

     On February 2, 2004, pursuant to a Stock Purchase and Sale Agreement dated December 30, 2003 ("Agreement"), RehabCare Group, Inc. ("RehabCare") completed the sale of its StarMed Staffing Division (StarMed Health Personnel, Inc. and certain other assets relating to the "Business" as defined in the Agreement) to InteliStaf Holdings, Inc. ("InteliStaf") in a stock for stock transaction. Under the terms of the Agreement, RehabCare became a substantial shareholder in InteliStaff holding approximately 25% of InteliStaf's outstanding equity.

     Prior to the completion of the sale, no material relationship existed between InteliStaf and RehabCare or any of its affiliates, any director or officer of RehabCare or any associate of any such director or officer. Subsequent to the transaction, pursuant to the terms of the Agreement, RehabCare now holds two seats on the Board of Directors of InteliStaf. John H. Short Ph.D., Interim President and CEO of RehabCare and C. Ray Holman, a director of RehabCare are RehabCare's representatives on the InteliStaf Board of Directors.

     The Stock Purchase and Sale Agreement dated December 30, 2003 by and among InteliStaf Holdings, Inc., RehabCare Group, Inc., StarMed Health Personnel, Inc. and StarMed Management, Inc. filed as Exhibit 2 to RehabCare's Form 8-K filed on December 31, 2003 is incorporated herein by reference.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of businesses acquired

           Not applicable.

(b) Pro forma financial information

           Unaudited pro forma condensed consolidated balance sheet at September 30, 2003 and unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2003 and the year ended December 31, 2002.

                                                                       Item 7(b)

RehabCare Group, Inc.
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2003
Unaudited (Dollars in thousands)


                                                    Pro forma        Pro forma
                                   As reported    Adjustments(3)       Result
                                   -----------    --------------       ------

ASSETS
Current assets:
  Cash and cash equivalents         $ 22,420        $  (793)        $ 21,627
  Marketable securities,
     available for sale                5,008             (8)           5,000
  Accounts receivable, net            90,550        (27,057)          63,493
  Income taxes receivable              1,856              -            1,856
  Deferred tax assets                  5,274              -            5,274
  Other current assets                 3,758         (1,503)           2,255
                                     -------        -------          -------
     Total current assets            128,866        (29,361)          99,505
Marketable securities, trading         3,398              -            3,398
Investment in associated companies,
     at equity                             -         40,000           40,000
Equipment and leasehold
     improvements, net                18,403         (3,829)          14,574
Excess cost over net assets
     acquired, net                   101,685        (52,956)          48,729
Other                                  3,598           (467)           3,131
                                    --------       --------         --------
     Total assets                   $255,950       $(46,613)        $209,337
                                    ========       ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                    $1,752          $(347)          $1,405
  Accrued salaries and wages          30,529         (5,887)          24,642
  Accrued expenses                     9,830         (1,039)           8,791
                                     -------         ------          -------
     Total current liabilities        42,111         (7,273)          34,838
Deferred compensation                  3,417              -            3,417
Deferred tax liabilities               7,220         (5,252)           1,968
                                     -------        -------          -------
     Total liabilities                52,748        (12,525)          40,223
                                     -------        -------          -------

Stockholders' equity:
  Preferred stock                          -              -                -
  Common stock                           201              -              201
  Additional paid in capital         114,428              -          114,428
  Retained earnings                  143,276        (34,088)         109,188
  Treasury stock                     (54,704)             -          (54,704)
  Accumulated other comprehensive
     earnings                              1              -                1
                                     -------        -------          -------
     Total stockholders' equity      203,202        (34,088)         169,114
                                     -------        -------          -------
     Total liabilities and
        stockholders' equity        $255,950       $(46,613)        $209,337
                                    ========       ========         ========

See accompanying explanatory notes


RehabCare Group, Inc.
Pro Forma Condensed Consolidated Statement of Earnings
Nine Months Ended September 30, 2003
Unaudited (Dollars and shares in thousands, except per share data)


                                                    Pro forma        Pro forma
                                   As reported     Adjustments        Result
                                   -----------     -----------        ------

Operating revenues                  $409,847      $(173,425) (1)    $236,422
Costs and expenses:
   Operating                         310,486       (140,779) (1)     169,707
   Selling, general &
     administrative:
      Divisions                       51,213        (29,220) (1)      21,993
      Corporate                       20,288              -           20,288
   Restructuring charge                1,286              -            1,286
   Depreciation and amortization       6,429         (1,412) (1)       5,017
                                     -------       --------          -------
      Total costs and expenses       389,702       (171,411)         218,291
                                     -------       --------          -------
      Operating earnings              20,145         (2,014)          18,131
Interest income                           83             (7) (1)          76
Interest expense                        (532)             -             (532)
Other income (expense), net              (63)             1  (1)         (62)
                                     --------      --------          -------
      Earnings before income taxes
         and equity in earnings of
         affiliates                   19,633         (2,020)          17,613
Income taxes                           7,809           (803) (1)       7,006
Equity in earnings of affiliates           -             29  (2)          29
                                     -------        -------          -------
      Net earnings                   $11,824        $(1,188)         $10,636
                                     =======        =======          =======

Net earnings per common share:
   Basic                               $0.74         $(0.07)           $0.67
                                       =====         ======            =====
   Diluted                             $0.72         $(0.07)           $0.65
                                       =====         ======            =====

Weighted-average number of common shares outstanding:
   Basic                              15,962         15,962           15,962
                                      ======         ======           ======
   Diluted                            16,507         16,507           16,507
                                      ======         ======           ======


See accompanying explanatory notes


RehabCare Group, Inc.
Pro Forma Condensed Consolidated Statement of Earnings
Year Ended December 31, 2002
Pro forma Amounts Unaudited (Dollars and shares in thousands, except per share data)


                                                    Pro forma        Pro forma
                                   As reported     Adjustments        Result
                                   -----------     -----------        ------

Operating revenues                  $562,565      $(277,543) (1)    $285,022
Costs and expenses:
   Operating                         413,081       (216,334) (1)     196,747
   Selling, general &
     administrative:
      Divisions                       74,621        (47,555) (1)      27,066
      Corporate                       26,832              -           26,832
   Depreciation and amortization       8,334         (1,808) (1)       6,526
                                     -------       --------         --------
      Total costs and expenses       522,868       (265,697)         257,171
                                     -------       --------         --------
      Operating earnings              39,697        (11,846)          27,851
Interest income                          319            (16) (1)         303
Interest expense                        (676)             -             (676)
Other income (expense), net                9              -                9
                                     -------       --------         --------
      Earnings (loss) before income
      Taxes and equity in earnings
         of affiliates                39,349        (11,862)          27,487
Income taxes                          14,954         (4,508) (1)      10,446
Equity in earnings of affiliates           -            508  (2)         508
                                     -------       --------         --------
      Net earnings                   $24,395        $(6,846)         $17,549
                                     =======       ========         ========

Net earnings per common share:
   Basic                               $1.45         $(0.41)           $1.04
                                       =====         ======            =====
   Diluted                             $1.38         $(0.39)           $0.99
                                       =====         ======            =====

Weighted-average number of common shares outstanding:
   Basic                              16,833         16,833           16,833
                                      ======         ======           ======
   Diluted                            17,642         17,642           17,642
                                      ======         ======           ======


See accompanying explanatory notes

RehabCare Group, Inc.
Pro Forma Condensed Financial Statements
Explanatory Notes


(1)  The pro forma  condensed  consolidated  statements of earnings for the nine months  ended  September  30,  2003 and the year ended  December  31,  2002 presented herein, reflect the results for RehabCare Group, Inc. ("RehabCare") as historically reported, adjusted for the sale of our StarMed Staffing Division to InteliStaf Holdings, Inc. ("InteliStaf") in a stock for stock transaction. Operating revenues, costs and expenses, interest income, other income/expense and income taxes have been adjusted to remove the period results of the StarMed Staffing Division. No adjustments have been made to interest expense as no cash consideration was paid in the transaction and RehabCare held no debt specific to the StarMed Staffing Division in the periods presented.

(2) Equity in earnings from affiliates has been added to the pro forma statements of earnings for the nine months ended September 30, 20003 and the twelve months ended December 31, 2002 to reflect RehabCare's 25% post transaction equity interest in InteliStaf. The pro forma adjustment amounts represent 25% of InteliStaf's net income, as derived from their internally prepared financial statements, for each of the respective periods.

(3) The pro forma balance sheet presented reflects the financial position of RehabCare as of September 30, 2003, as historically reported, and as adjusted for the transaction described in footnote 1, including an adjustment to retained earnings for the estimated after tax loss on the sale of the StarMed Division of approximately $29.1 million (assuming the transaction had occurred on January 1, 2002). The value of RehabCare's investment in InteliStaf was determined based on the estimated fair market value of a 25% post transaction share of InteliStaf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 17, 2004

                                       REHABCARE GROUP, INC.



                                    By:  /s/ Vincent L. Germanese
                                       -----------------------------------------
                                       Vincent L. Germanese
                                       Senior Vice President, Chief Financial
                                          Officer and Secretary